EXHIBIT 13.1
Section 906 of the Sarbanes-Oxley Act of 2002
CEO Certification
In connection with the annual report of WEX Pharmaceuticals Inc. (formerly International WEX Technologies Inc., hereinafter, the “Company”) on Form 20-F for the fiscal year ending March 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Bin Huang, President & Chief Executive Officer of the Company, certify, as of and for the periods presented in the Report and as described therein, that to the best of my knowledge:
1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ “Bin Huang” Name: Bin Huang
Title: President & Chief Executive Officer
June 9, 2009
A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.
This certification accompanies the Form 20-F to which it relates, is not to be deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 (whether made before or after the date of the Form 20-F), irrespective of any general incorporation language contained in such filing.